Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month September 2004

5.2(a)(i)     on an aggregate basis:

                  Class A Monthly Principal                                                                   0.00

                  Class B Monthly Principal                                                                   0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                                                   0.00

                  Class B Monthly Principal                                                                   0.00

5.2(a)(ii)    on an aggregate basis:

                  Class A Monthly Interest                                                              338,333.33

                  Class B Monthly Interest  _________                                                         0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                                                    1.69

                  Class B Monthly Interest                                                                    0.00


5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                                       0.00

              Collections of Principal Receivables allocated to Class B                                       0.00


5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A                          3,847,473.66

              Collections of Finance Charge Receivables allocated to Class B                          1,149,245.38


5.2(a)(v)     Principal Receivables (beginning of month)                                          1,055,792,019.87
                  Gross Credit Sales                                                                176,593,895.66
                  Principal Payments                                                               (163,335,987.32)
                  Returns                                                                           (24,101,807.92)
                  Principal Defaults                                                                 (7,603,378.78)
                  Ineligible Principal Receivables                                                            0.00
                  Actual Misc. Adjustments                                                                    0.00

              Principal Receivables (end of month)                                                1,037,344,741.51

              Total Portfolio Recoveries
                  Gross Recoveries                                                                    1,316,096.57
                  Recoveries Net of Expenses                                                            820,661.82

              Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                                         19,489,998.10
                  Finance Charge Collections with Recoveries                                         20,310,659.92

              Investor Interest                                                                     259,740,260.00

              Adjusted Investor Interest                                                            259,740,260.00

                  Class A Investor Interest                                                         200,000,000.00

                  Class A Adjusted Investor Interest                                                200,000,000.00

                  Class B Investor Interest                                                          59,740,260.00

              Floating Investor Percentage                                                                   24.60%

                  Class A Floating Allocation                                                                77.00%

                  Class B Floating Allocation                                                                23.00%

              Fixed Investor Percentage                                                                       0.00%

                  Class A Fixed Allocation                                                                    0.00%

                  Class B Fixed Allocation                                                                    0.00%


5.2(a)(vi)    Delinquent Accounts



                  30-59 Days Delinquent                                                              33,233,451.00

                  60-89 Days Delinquent                                                              13,061,137.00

                  90 + Days Delinquent                                                               25,773,837.00


5.2(a)(vii)   Aggregate Investor Default Amount                                                       1,870,542.25

                  Class A Investor Default Amount                                                     1,440,317.53

                  Class B Investor Default Amount                                                       430,224.72


5.2(a)(viii)  on an aggregate basis:

                  Class A Investor Charge-Offs                                                                0.00

                  Class B Investor Charge-Offs                                                                0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                                                0.00

                  Class B Investor Charge-Offs                                                                0.00


5.2(a)(ix)    on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                                                     0.00

                  Class B Investor Charge-Offs reimbursed                                                     0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                                     0.00

                  Class B Investor Charge-Offs reimbursed                                                     0.00


5.2(a)(x)     on an aggregate basis:

                  Class A Servicing Fee                                                                 333,333.33

                  Class B Servicing Fee                                                                       0.00


5.2(a)(xi)    Portfolio Yield                                                                                14.44%


5.2(a)(xii)   Reallocated Class B Principal Collections                                                       0.00


5.2(a)(xiii)  Class B Investor Interest                                                              59,740,260.00


5.2(a)(xiv)   LIBOR for Interest Period                                                                    1.76000%


5.2(a)(xv)    Principal Funding Account Balance                                                               0.00


5.2(a)(xvi)   Accumulation Shortfall                                                                          0.00


5.2(a)(xvii)  Principal Funding Account Investment Proceeds                                                   0.00


5.2(a)(xviii) Principal Funding Investment Shortfall                                                          0.00


5.2(a)(xix)   on an aggregate basis:

                  Class A Available Funds                                                             3,847,473.66


5.2(a)(xx)    Class A Certificate Rate                                                                     2.03000%


              Other items

                  Number of Accounts (beginning of month)                                                2,056,590
                  Number of Accounts (end of month)                                                      2,037,269

                  Collateral Performance

                      Total Payment Rate                                                                     17.39%

                      Portfolio Yield (Gross)                                                                23.08%

                      Excess Spread (current month)*                                                         11.34%
                      Excess Spread (previous month)                                                         11.99%
                      Excess Spread (2 months previous)                                                      11.13%
                      --------------------------------------------------------------------------------------------
                      Excess Spread (3 month rolling Average)                                                11.49%

                      * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                      Defaults                                                                                8.64%

                      30-59 Days Delinquent                                                                   3.15%
                      60-89 Days Delinquent                                                                   1.24%


                      90 + Days Delinquent                                                                    2.44%
                      --------------------------------------------------------------------------------------------
                      Total Delinquent                                                                        6.83%

                      Principal Payment Rate                                                                 15.47%

                      Pool Balance in $MM (end of month)                                                     1,037

                      Seller Percent                                                                         27.18%

                  Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                      Net Portfolio Yield (current month, net of Charge-offs)                                14.44%
                      Net Portfolio Yield (previous month)                                                   14.97%
                      Net Portfolio Yield (2 months previous)                                                14.02%
                      --------------------------------------------------------------------------------------------
                      Net Portfolio Yield (3 month rolling average)                                          14.48%

                      Base Rate (current month)                                                               4.03%
                      Base Rate (previous month)                                                              3.87%
                      Base Rate (2 months previous)                                                           3.76%
                      --------------------------------------------------------------------------------------------
                      Base Rate (3 month rolling average)                                                     3.89%

                      Spread to Base Rate (current month)                                                    10.41%
                      Spread to Base Rate (previous month)                                                   11.10%
                      Spread to Base Rate (2 months previous)                                                10.26%
                      --------------------------------------------------------------------------------------------
                      Spread to Base Rate (3 month rolling average)                                          10.59%

                      Base Rate > Portfolio Yield (3 month rolling average)                                     No


                                                         Dillard National Bank
                                                           as Servicer


                                                         By:
                                                            -------------------
                                                      Title: Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


          For the Period September 2004


                                                             Class A           Class B             Class C                Total
           Section 5.2 - Supplement

(a)(i)     Monthly Principal Distributed                               -                 -                   -                    -

(a)(ii)    Monthly Interest Distributed per $1,000                  3.17                 -                   -                 3.17
                       Deficiency Amounts                              -                 -                   -                    -
                       Additional Interest                             -                 -                   -                    -
                       Accrued and Unpaid Interest                     -                 -                   -                    -

(a)(iii)   Collections of Principal Receivables            30,940,939.93      2,595,016.63        6,387,836.88        39,923,793.44

(a)(iv)    Collections of Finance Charge Receivables        3,847,473.66        322,687.62          794,320.86         4,964,482.14

(a)(v)     Aggregate Amount of Principal Receivables      196,505,509.04     16,480,917.04       40,569,069.32       253,555,495.41
                                Investor Interest         200,000,000.00     16,774,000.00       41,290,516.00       258,064,516.00
                                Adjusted Interest         200,000,000.00     16,774,000.00       41,290,516.00       258,064,516.00
                       Floating Investor Percentage               18.94%             1.59%               3.91%               24.44%
                       Fixed Investor Percentage                N/A              N/A                  N/A                  N/A

(a)(vi)    Receivables Delinquent (As % of Total Receivables)
                       Current                 91.43%                                                                965,276,316.51
                       30 to 59 days            3.15%                                                                 33,233,451.00
                       60 to 89 days            1.24%                                                                 13,061,137.00
                       90 or more days          2.44%                                                                 25,773,837.00
                       Total Receivables                                                                           1,037,344,741.51


(a)(vii)   Investor Default Amount per $1,000                       7.20              0.60                1.49                 9.29

(a)(viii)  Investor Charge-Offs                                 N/A               N/A                 N/A                 N/A

(a)(ix)    Reimbursed Investor Charge-Offs                      N/A               N/A                 N/A                 N/A

           Section 5.2 - Supplement (Continued)


                                                             Class A           Class B             Class C                Total

(a)(x)     Servicing Fee                                      333,333.33         27,956.67           68,817.53           430,107.53

(a)(xi)    Portfolio Yield                                                                                                   14.44%

(a)(xii)   Reallocated Monthly Principal                               -                 -                   -                    -

(a)(xiii)  Closing Investor Interest                      200,000,000.00     16,774,000.00       41,290,516.00       258,064,516.00

(a)(xiv)   Principal Funding Account Balance                                                                                      -

(a)(xv)    Accumulation Shortfall                                                                                                 -

(a)(xvi)   Principal Funding Investment Proceeds                                                                                  -

(a)(xvii)  Principal Investment Funding Shortfall                                                                                 -

(a)(xviii) Available Funds                                  3,847,473.66        322,687.62          794,320.86         4,964,482.14

(a)(xix)   Certificate Rate                                        3.80%             0.00%               0.00%


           Additional Information


           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 09/01/04                                                                            1,055,792,019.87
           Credit Purchases                                                                                          176,593,895.66
           Credit Returns                                                                                           ($24,101,807.92)
           Collections                                                                                              (182,825,985.42)
           Finance Chgs & Late Fees                                                                                  $19,489,998.10
           Charge-offs                                                                                               ($7,603,378.78)
           Accounts Purchased / Sold                                                                                              -
                                                                                                                   ----------------
           Ending Balance - 09/30/04                                                                               1,037,344,741.51
                                                                                                                   ================

           Total Interest to be Distributed                                                                              633,333.33
                                                                                                                   ================


           Dillard National Bank, as Servicer

           By:
                ---------------------------------
                James P. Turk
                Cashier